Exhibit 8.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Weyerhaeuser Company:

We consent to the incorporation by reference in the registration statement (No. 333-182403) on Form S-3 of Weyerhaeuser Company and subsidiaries of our REIT Opinion dated June 14, 2013 for Longview Fibre Company and to the reference to our firm under the headings “Legal”and “Experts” in the prospectus.

/s/ KPMG LLP

Portland, Oregon

June 17, 2013

KPMG LLP is a Delaware limited liability partnership,

the U.S. member firm of KPMG International Cooperative

(“KPMG International”), a Swiss entity.